Exhibit 99.1

FIRST AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HESS MIDSTREAM OPERATIONS LP

This First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Hess Midstream Operations LP, a Delaware limited partnership (the “Partnership” and such amendment, this “Amendment”), is made and entered into effective as of January 26, 2026, by Hess Midstream Partners GP LP, a Delaware limited partnership, as the sole general partner of the Partnership (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Partnership Agreement (as defined below).

WHEREAS, the General Partner, Hess Midstream LP, a Delaware limited partnership, and the other parties thereto entered into that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 16, 2019 (the “Partnership Agreement”);

WHEREAS, Section 13.1(a) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner, may amend any provision of the Partnership Agreement to reflect, among other things, a change in the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner, may amend any provision of the Partnership Agreement to make a change that the General Partner determines does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect (except as permitted by Section 13.1(g) of the Partnership Agreement);

WHEREAS, Section 4.3 of the Partnership Agreement provides that the General Partner is authorized to complete or amend Exhibit B to reflect the change of address and other information called for by Exhibit B related to any Limited Partner, and to correct, update or amend Exhibit B at any time;

WHEREAS, the General Partner has determined that the proposed amendments to the Partnership Agreement, to the extent not covered by Section 4.3 or Section 13.1(a) of the Partnership Agreement, do not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect; and

WHEREAS, the General Partner desires to amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, intending to be legally bound, the General Partner hereby agrees as follows:

AGREEMENT

Section 1. Amendments to Partnership Agreement.

(a)	Section 2.3 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 1400 Smith Street, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 1400 Smith Street, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.”

(b)	Exhibit B of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

Limited Partners	Address	Number of Class A Units	Number of Class B Units	Incentive Distribution Rights
Hess Midstream LP	c/o Chevron Corporation 1400 Smith Street Houston, TX 77002	129,403,244	—	—
Hess Investments North Dakota LLC	c/o Chevron Corporation 1400 Smith Street Houston, TX 77002	—	78,283,296	—
Hess Midstream Partners GP LP	c/o Chevron Corporation 1400 Smith Street Houston, TX 77002	—	—	100%

Section 2. Effectiveness of Amendment. This Amendment shall be effective immediately upon execution by the General Partner.

Section 3. Effect on Partnership Agreement. Except to the extent specifically amended, restated, supplemented or otherwise modified by this Amendment, all of the terms and provisions of the Partnership Agreement shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party to the Partnership Agreement. On and after the date of this Amendment, all references in the Partnership Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean the Partnership Agreement as amended by this Amendment.

Section 4. Miscellaneous. Each of Sections 17.1 (Addresses and Notices; Written Communications), 17.3 (Binding Effect), 17.4 (Integration), 17.6 (Waiver), 17.7 (Third-Party Beneficiaries), 17.8 (Counterparts), 17.9 (Applicable Law; Forum; Venue and Jurisdiction; Attorneys’ Fee; Waiver of Trial by Jury), 17.10 (Invalidity of Provisions), 17.11 (Consent of Partners) and 17.12 (Facsimile and Email Signatures) of the Partnership Agreement is hereby incorporated herein by reference, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

HESS MIDSTREAM PARTNERS GP LP

By: Hess Midstream Partners GP LLC, as general partner of Hess Midstream Partners GP LP

By:	/s/ Jonathan C. Stein
Jonathan C. Stein
Chief Financial Officer